Exhibit 4.1

NEITHER THIS WARRANT NOR THE SHARES OF COMMON STOCK TO BE ISSUED UPON EXERCISE HEREOF HAVE BEEN REGISTERED UNDER THE SECURITIES ACT (AS DEFINED BELOW) OR ANY STATE SECURITIES OR "BLUE SKY" LAWS, AND THE HOLDER OF THIS WARRANT REPRESENTS AND WARRANTS THAT THIS WARRANT HAS BEEN, AND THE SHARES OF COMMON STOCK TO BE ISSUED UPON EXERCISE HEREOF WILL BE, ACQUIRED FOR INVESTMENT AND NOT WITH A VIEW TO, OR FOR RELEASE IN CONNECTION WITH, ANY DISTRIBUTION THEREOF. NO SALE, ASSIGNMENT, TRANSFER, GIFT, PLEDGE, HYPOTHECATION OR OTHER DISPOSITION OF SUCH WARRANT OR SHARES MAY BE MADE (i) EXCEPT IN COMPLIANCE WITH ALL APPLICABLE STATE LAWS AND (ii) UNLESS (A) SUCH WARRANT OR SHARES ARE COVERED BY AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR (B) AN EXEMPTION FROM SUCH A REGISTRATION IS AVAILABLE.


                           WARRANT TO PURCHASE SHARES
                                       OF
                                  COMMON STOCK
                                       OF
                            PRECISION AUTO CARE, INC.

Warrant No. 2002-01

     THIS IS TO CERTIFY THAT, FOR VALUE RECEIVED, Desarollo Integrado, S.A. de C.V. is entitled, subject to the terms set forth below, to purchase from Precision Auto Care, Inc. (hereinafter with its successors called the "Company"), a Virginia corporation, all or any part of the duly authorized, validly issued, fully paid and non-assessable shares of the Company's common stock, $0.01 par value (the "Common Stock"), as comprise 4,047,336 Units (as defined and adjusted below) at the Purchase Price as set forth below. A "Unit" shall consist initially of one share of Common Stock of the Company as such stock is constituted on the date of this Warrant, however, the number of shares of Common Stock comprising a Unit shall be subject to adjustment from time to time as set forth herein.

     1. Issuance. This Warrant is issued to Desarollo Integrado, S.A. de C.V., or registered assigns (the "Holder") by the Company.

     2. Exchange Agreement. This Warrant is issued by the Company to Holder pursuant to that certain Exchange Agreement dated October 30, 2002 (the "Exchange Agreement").

     3. Purchase Price; Number of Shares. Subject to the terms and conditions hereinafter set forth, the Holder is entitled upon surrender of this Warrant with the subscription form annexed hereto duly executed, at the office of the Company, or such other office as the Company shall notify the Holder of in writing, to purchase from the Company at a price per Unit of $0.44 (the "Purchase Price") 4,047,336 Units, which shall become exercisable as follows:
(i) as of December 31, 2003, 2,469,600 Units shall become exercisable and (ii) as of December 31,

2004, the remaining 1,577,736 Units shall become exercisable and, when exercised, the shares underlying these Units will be fully-paid and non-assessable shares of Common Stock of the Company; provided, the foregoing notwithstanding, unless waived in writing by the Holder, all of the Units shall become immediately exercisable by the Holder if any Triggering Event (defined below) occurs. A "Triggering Event" shall be deemed to have occurred if: (i) the Company's board of directors adopts a plan of merger or share exchange or a proposed transaction involving the sale of all of substantially all of the Company's assets (each, an "Extraordinary Transaction") and proposes to submit such Extraordinary Transaction to the Company's shareholders for approval, or
(ii) there is a Change of Control (defined below). A "Change of Control" shall mean: any "Person" or "group" (within the meaning of Sections 13(d) and 14(d)(2) of the Exchange Act, including any group acting for the purpose of acquiring, holding or disposing of securities within the meaning of Rule 13d-5(b)(1) under the Exchange Act) becomes the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act) of more than 50% of the total voting power of all classes of the voting stock of the Company, unless, as a result of such transaction, the ultimate direct or indirect ownership of the Company is substantially the same immediately after such transaction as it was immediately prior to such transaction. In order to provide the Holder with an opportunity to participate in the vote on any Extraordinary Transaction, the Holder shall be given prior written notice if the board of directors proposes to submit an Extraordinary Transaction to the shareholders for approval and the record date set for determining the shareholders entitled to vote on such matter shall not be earlier than the tenth (10th) business day after the giving of such notice. Until such time as this Warrant is exercised in full or expires, the Purchase Price and the securities issuable upon exercise of this Warrant are also subject to further adjustment as provided in Sections 9 and 10 below.

     4. Payment of Purchase Price. The Purchase Price may be paid (i) in cash or by check, (ii) by the surrender by the Holder to the Company of any promissory notes or other obligations issued by the Company, including any obligations for a sum certain which holder requests be offset, with all such notes and obligations so surrendered or offset being credited against the Purchase Price in an amount equal to the principal amount thereof plus accrued interest to the date of surrender or offset, (iii) by the delivery of a promissory note in a commercially customary form, bearing interest at the lowest rate promulgated by the Internal Revenue Service Code, and with a maturity of not less than two (2) years (or on such other terms as the parties may mutually agree) or (iv) by any combination of the foregoing.

     5. Partial Exercise. This Warrant may be exercised in part, but not for less than 1,000 Units at a time (or such lesser number of Units which may then constitute the maximum number purchasable, such number being subject to adjustment as provided in Sections 9 and 10 below, and the Holder shall be entitled to receive a new warrant, which shall be dated as of the date of this Warrant, covering the number of Units in respect of which this Warrant shall not have been exercised.

     6. Issuance; Issuance Date. As soon as practicable after the exercise of this Warrant in full or in part, and in any event within five (5) business days thereafter, the Company at its expense will cause to be issued in the name of and delivered to the Holder, or as such Holder may direct, a certificate or certificates for the number of fully-paid and non-assessable shares of Common Stock in respect of the applicable Units to which Holder shall be entitled on such exercise, rounded to the nearest whole number. The person or persons in whose name or names any certificate representing shares of Common Stock is issued hereunder shall be deemed to have become the holder of record of the shares represented thereby as at the close of business on the date this Warrant is exercised with respect to such shares, whether or not the transfer books of the Company shall be closed.

     7. Expiration Date. This Warrant shall expire at the close of business on October 29, 2012, and shall be void thereafter.

     8. Valid Issuance. The Company shall, at all times, reserve and keep available, solely for issuance and delivery upon exercise of this Warrant, all shares of Common Stock issuable upon exercise of this Warrant; provided, however, Holder acknowledges that as of the date of this Warrant the number of authorized and unissued shares of Common Stock will only permit the exercise of this Warrant in part and the Company will use its best efforts to effect the amendment of its Articles of Incorporation contemplated by Section 5(a) of the Exchange Agreement and thereafter reserve all required shares; provided further, that if this Warrant is not exercisable in full, because of the Company's failure to effect such amendment, then Holder will have the additional rights set forth in Section 5(c) of the Exchange Agreement. The Company covenants that such shares as may be issued pursuant to the exercise of this Warrant will, upon issuance, be duly and validly issued, fully paid and nonassessable and free from all taxes, liens and charges with respect to the issuance thereof.

     9. Adjustment of Number of Shares Issuable Pursuant to this Warrant.

     A "Unit" shall consist initially of one share of Common Stock of the Company as such stock is constituted on the date of this Warrant. The number of shares of Common Stock comprising a Unit shall be subject to adjustment from time to time as follows:

        (a) Effect of "Split-ups" and "Split-downs"; Stock Dividends. If at any time or from time to time the Company shall subdivide as a whole, by reclassification, by the issuance of a stock dividend on the Common Stock payable in Common Stock, or otherwise, the number of shares of Common Stock comprising a Unit that may be purchased hereunder shall be increased proportionately as of the effective or record date of such action. The issuance of such a stock dividend shall be treated as a subdivision of the whole number of shares of Common Stock outstanding immediately before the record date for such dividend into a number of shares equal to such whole number of shares so outstanding plus the number of shares issued as a stock dividend. In case at any time or from time to time the Company shall combine as a whole, by reclassification or otherwise, the number of shares of Common Stock then outstanding into a lesser number of shares, then the number of shares of Common Stock comprising a Unit which may be purchased hereunder shall be reduced proportionately as of the effective date of such action.

        (b) Effect of Certain Dividends. If on any date the Company makes a distribution to holders of its Common Stock (including any such distribution made in connection with a consolidation or merger in which the Company is the continuing corporation) of evidences of its indebtedness or assets, the number of shares of Common Stock theretofore comprising a Unit shall be adjusted as of the close of business on said date to a number determined by multiplying the number of shares theretofore comprising a Unit by a fraction, the numerator of which shall be the Current Price (as defined herein), and the denominator of which shall be the Current Price minus the fair market value (as determined in good faith by the Board of Directors of the Company) of the portion of the assets or evidences of indebtedness so to be distributed to one share of Common Stock.

            (c) Adjustment of Unit after a "Diluting Issue". If on any date on or after the date of this Warrant, any additional shares of Common Stock (other than (a) shares issued upon exercise of this Warrant or (b) Excluded Securities, as hereinafter defined) shall be issued for a consideration per share (or, in the case of any transactions contemplated in paragraphs (2) or (3) of this Section 9(c), shall be deemed to be issued for a Presumed Consideration per share) less than the Current Price on the date such Common Stock was issued or deemed to have been issued, the number of shares of Common Stock theretofore comprising a Unit shall be adjusted as at the close of business on such date to a number equal to the product (computed to the nearest ten thousandth of a share) resulting from the multiplication of (i) the total number of shares of Common Stock comprising a Unit immediately before such adjustment by (ii) a fraction, the numerator of which is (x) the total number of shares of Common Stock outstanding immediately before such issue plus the number of additional shares being issued, and the denominator of which is (y) the total number of shares of Common Stock outstanding immediately prior to such issue plus the number of shares of Common Stock that the aggregate consideration received (or, without duplication, the Presumed Consideration deemed to have been received) for the total number of additional shares so issued would purchase at the Current Price on the date such Common Stock was issued or deemed to have been issued, excluding from both the numerator and denominator of such fraction shares of Common Stock issuable pursuant to exercise of this Warrant and Excluded Securities.

       For the purpose of this Section 9(c), the following provisions shall be applicable with respect to the issuance of additional shares of Common Stock and the computation set forth in the immediately preceding paragraph:

                (1) Stock Dividends, etc. In case any additional shares of
            Common Stock shall be issued as a dividend on Common Stock the number of shares of Common Stock Comprising a Unit shall be adjusted as provided in Section 9(a).

            In case any additional shares of Common Stock shall be issued as a dividend on any class of stock of the Company other than Common Stock, or in case any obligations or stock convertible into or exchangeable for shares of Common Stock (such convertible or exchangeable obligations or stock being hereinafter called "Convertible Securities") shall be issued as a dividend on any class of stock of the Company, such shares of Common Stock or Convertible Securities shall be deemed to have been issued without consideration on the day next succeeding the date for the determination of stockholders entitled to such dividend.

                (2) Rights or Options below Current Price. In case the Company shall on or after the date of this Warrant grant any rights or options (other than this Warrant or any rights or options that are Excluded Securities) to subscribe for or to purchase additional shares of Common Stock or Convertible Securities, and the Presumed Consideration per share received and receivable by the Company for such additional shares under such rights or options or pursuant to the terms of such Convertible Securities shall be less than the Current Price in effect immediately prior to the time of the granting of such rights or options, the maximum number of additional shares of Common Stock issuable pursuant to such rights or options or necessary to effect the conversion or exchange of all such Convertible Securities shall be deemed to have been issued as of the date of the granting of such rights or options, and the Company shall be deemed to have received the Presumed Consideration therefor. No adjustment (except as provided in paragraph (4) of this Section 9(c) shall be made upon the actual issuance of Common Stock, upon the exercise of rights or options referenced in this paragraph (2) or the conversion of Convertible Securities referenced in this paragraph (2).

               (3)  Securities Convertible below Current Price. In case:

                    (i) the Company shall issue any Convertible Securities (other than pursuant to the exercise or rights or options therefor in respect of which an adjustment shall have theretofore been made under the foregoing paragraph (2)), and

                    (ii) the Presumed Consideration per share for additional shares of Common Stock issuable pursuant to the terms of such Convertible Securities shall be less than the Current Price in effect immediately prior to the time of the issuance of such Convertible Securities, then the issuance of such Convertible Securities shall be deemed to be an issuance (as of the date of issuance of such Convertible Securities) of the maximum number of additional shares of Common Stock necessary to effect the conversion or exchange of all such Convertible Securities, and the Company shall be deemed to have received the Presumed Consideration therefor as of the date of issuance of such Convertible Securities. No further adjustment, except as provided in paragraph (4) of this Section 9(c), shall be made upon the actual issuance of Common Stock upon the conversion of Convertible Securities.

               (4) Superseding Adjustment of Number of Shares of Common Stock Comprising a Unit. If, at any time after any adjustment of the shares of Common Stock comprising a Unit shall have been made on the basis of shares of Common Stock deemed to be issued by reason of the provisions of the foregoing paragraphs (2) or (3) of this Section 9(c) on the basis of the granting of certain rights or options or the issuance of certain Convertible Securities, or after any new adjustments of the shares of Common Stock comprising a Unit shall have been made on the basis of shares of Common Stock deemed to be issued by reason of the provisions of this paragraph (4), such rights or options or the right of conversion or exchange in any such Convertible Securities (for which, or purchased pursuant to any rights or options for which, such an adjustment shall previously have been made) shall expire, and a portion of such Convertible Securities, as the case may be, shall not have been exercised, then such previous adjustment shall be rescinded and annulled and the shares of Common Stock that were deemed to have been issued by virtue of the computation made in connection with the adjustment so rescinded and annulled, shall no longer be deemed to have been issued by virtue of such computation. Thereupon, a recomputation shall be made of the effect of such rights or options or such Convertible Securities on the basis of:

                    (i) treating the number of additional shares of Common Stock, if any, theretofore actually issued pursuant to the exercise of such expired rights or options or such expired right of conversion or exchange, as having been issued on the date or dates of such exercise for the consideration actually received therefor (computed as provided in paragraph (6) of this Section 9(c), and

                    (ii) treating the maximum of additional shares of Common
               Stock, if any, thereafter issuable pursuant to the conversion or exchange of any Convertible Securities actually issued or issuable pursuant to the previous exercise of such rights or options as having been issued as of the date of the granting of such rights or options and treating the Presumed Consideration therefor as received as of such date:

               and, on such basis, such new adjustment, if any, of the number of shares of Common Stock comprising a Unit shall be made as may be required by the first paragraph of this Section 9(c), which new adjustment shall supersede the previous adjustment so rescinded and annulled for the Warrant exercised after such new adjustment.

               (5) Effect of "Split-up or "Split-down" on "deemed issued" shares. Upon the effective or record date for any subdivision or combination of the Common Stock of the character described in Section
          (9)a, including the issuance of a stock dividend which is treated as such as subdivision under paragraph (1) of this Section 9(c), the number of the shares of Common Stock which are at the time deemed to have been issued by virtue of paragraphs (2), (3) or (4) of this
          Section 9(c), but have not actually been issued, shall be deemed to be increased or decreased proportionately.

               (6) Computation of Consideration and Presumed Consideration. For the purposes of this Section 9:

                    (i) The consideration received by the Company upon the actual issuance of additional shares of Common Stock shall be deemed to be the sum of the amount of cash and the fair value of property (as determined in good faith by resolution of the Board of Directors of the Company as at the time of issue or "deemed issue" in the case of the following paragraph (ii)) received or receivable by the Company as the consideration or part of the consideration (v) at the time of issuance of the Common Stock, (w) for the issuance of any rights or options upon the exercise of which such Common Stock was issued, (x) for the issuance of any rights or options to purchase Common Stock was issued, (y) for the issuance of the Convertible Securities upon conversion of which such Common Stock was issued, and (z) at the time of the actual exercise of such rights, options or conversion privileges upon the exercise of which such Common Stock was issued, in each case without deduction for commissions and expenses incurred by the Company for any underwriting of, or otherwise in connection with the issue or sale of, such rights, options, Convertible Securities or Common Stock, but after deduction of any sums paid by the Company in cash upon the exercise of, and pursuant to, such rights, options or conversion privileges in respect of fractional shares of Common Stock, except that the consideration received by the Company upon the issuance of shares of Common Stock in connection with a consolidation, merger, purchase of assets as a going business or purchase of at least a majority of the voting stock of any corporation, shall be deemed to be the Current Price then in effect:

                    (ii) The consideration deemed to have been received by the Company for additional shares of Common Stock deemed to be issued pursuant to rights, options and conversion privileges by reason of transactions of the character described in paragraphs (2), (3) and
          (4)(ii) of this Section 9(c) (herein called the "Presumed Consideration" therefor) shall be the consideration (determined as provided in the foregoing paragraph (i) that would be received or receivable by the Company at or before the actual issue of such shares of Common Stock so deemed to be issued, if all rights, options and conversion privileges necessary to effect the actual issue of the number of shares deemed to have been issued had been exercised (successively exercised in the case of rights or options to purchase Convertible Securities), and the minimum consideration received or receivable by the Company upon such exercise had been received; all computed without regard to the possible future effect of anti-dilution provisions on such rights, options and/or conversion privileges.

          (d) Statement of Adjustment of Unit and Current Price. Whenever the number of shares of Common Stock comprising a Unit is adjusted pursuant to any of the foregoing provisions of this Section 9, the Company shall promptly prepare a written statement signed by the President of the Company, setting forth the adjustment in the number of shares comprising a Unit purchasable hereunder, determined as provided in this Section, and the amount of the then effective Current Price, and in reasonable detail the facts requiring such adjustment and the calculation thereof. Such statement shall be filed among the permanent records of the Company and a copy thereof shall be furnished to any holder of this Warrant without request and shall at all reasonable times during business hours be open to inspection by such holders. The Company shall also promptly cause a notice, stating that such an adjustment has been effected and setting forth the increased or decreased number of shares purchasable and the amount of the then effective Current Price, to be mailed, first-class postage prepaid, to the holders of record of this Warrant.

           (e) Determination by the Board of Directors. All determinations by the Board of Directors of the Company under the provisions of this Section 9 shall be made in good faith with due regard to the interests of the holder of this Warrant and the other holders of securities of the Company and in accordance with good financial practice, and all valuations made by the Board of Directors of the Company under the terms of this

Section 9 must be made with due regard to any market quotations of securities involved in, or related to, the subject of such valuation.

       For all purposes of this Section 9 and this Warrant, unless the context otherwise requires, the following terms have the following respective meanings:

       "Common Stock": (i) the Company's presently authorized Common Stock as such class exists on the date of this Warrant, (ii) securities issued upon exercise of this Warrant, and (iii) stock of the Company of any class thereafter authorized that ranks, or is entitled to a participation, as to assets or dividends, substantially on a parity with Common Stock.

       "Company": Precision Auto Care, Inc., a Virginia corporation, and any other corporation assuming the Company's obligations with respect to this Warrant pursuant to this Section 9.

       "Convertible Securities": the meaning specified in Section 9(c)(1).

       "Current Price": per share of Common Stock, the amount equal to the quotient resulting from dividing (i) $0.44 by (ii) the number of shares (including any fractional share) of Common Stock comprising a Unit on such date.

       "Excluded Securities": warrants, stock options, convertible notes and other rights to acquire Common Stock (i) issued or outstanding as of October __, 2002, or (ii) issued pursuant to the employee stock option plan (or substantially equivalent plan) approved by the Company's Board of Directors or its delegate, but only to the extent that the number of shares of Common Stock issued under such stock option plan plus those shares purchasable under issued, but unexercised options, does not exceed in the aggregate 2,000,000.

       "Presumed Consideration": the meaning specified in Section 9(c)(6)(ii).

10.    Conversion or Redemption of Common Stock.

       (a) Should all of the Company's Common Stock be, or if outstanding would be, at any time prior to the expiration of this Warrant or any portion thereof, redeemed or converted into another class shares of the Company's stock, then if there shall be any reclassification, capital reorganization or change of the Common Stock, or any consolidation of the Company with, or merger of the Company into, another corporation or other business organization (other than a consolidation or merger in which the Company is the continuing corporation and which does not result in any reclassification or change of the outstanding Common Stock), or any sale or conveyance to another corporation or other business organization of all or substantially all of the assets of the Company, then, as a condition of such reclassification, reorganization, change, consolidation, merger, sale or conveyance, lawful provisions shall be made, and duly executed documents evidencing the same from the Company or its successor shall be delivered to the Holder, so that the Holder shall thereafter have the right to purchase, at a total price not to exceed that payable upon the exercise of this Warrant in full, the kind and amount of shares of stock and other securities and property receivable upon such reclassification, reorganization, change, consolidation, merger, sale or conveyance by a holder of the number of shares of Common Stock which might have been purchased by the Holder immediately prior to such reclassification, reorganization, change, consolidation, merger, sale or conveyance (irrespective of any vesting dates set forth herein), and in any such case appropriate provisions shall be made with respect to the rights and interest of the Holder to the end that the provisions hereof (including without limitation, provisions for the adjustment of the Purchase Price and the number of shares issuable hereunder) shall thereafter be applicable in relation to any shares of stock or other securities and property thereafter deliverable upon exercise hereof.

          (b) Upon any reorganization, consolidated, merger or transfer (and any dissolution following any transfer) referred to in this Section 10, this Warrant shall continue in full force and effect, subject to expiration in accordance with Section 7 hereof, and the terms hereof shall be applicable to the shares of stock and other securities and property receivable on the exercise of this Warrant after the consummation of such reorganization, consolidation or merger or the effective date of dissolution following any such transfer, as the case may be, and shall be binding upon the issuer of any such stock or other securities, including in the case of any such transfer, the person acquiring all or substantially all of the properties or assets of the Company, whether or not such person shall have expressly assumed the terms of this Warrant as provided in
     Section 16.

     11. Grant, Issue or Sale of Options, Convertible Securities, or Rights. If at any time or from time to time on or after the date of issuance hereof, the Company shall grant, issue or sell any options, Convertible Securities or rights to purchase property (the "Purchase Rights") pro rata to the record holders of any class of Common Stock and such grants, issuances or sales do not result in an adjustment of the Units hereunder, then the Holder shall be entitled to acquire (within thirty (30) days after the receipt by such holder of the notice concerning Purchase Rights to which such holder shall be entitled under Section
11) and upon the terms applicable to such Purchase Rights either:

          (a) the aggregate Purchase Rights which the Holder could have acquired if it has held the number of shares of Common Stock acquirable upon exercise of this Warrant immediately before the grant, issuance or sale of such Purchase Rights (irrespective of any vesting dates set forth herein); provided that if any Purchase Rights were distributed to holders of Common Stock without the payment of additional consideration by such Holders, corresponding Purchase Rights shall be distributed to the exercising Holder as soon as possible after such exercise and it shall not be necessary for the Holder specifically to request delivery of such rights; or

          (b) in the event that any such Purchase Rights shall have expired or shall expire prior to the end of said thirty (30) day period, the number of shares of Common Stock or amount of property which the Holder could have acquired upon such exercise at the time or times at which the Company granted, issued or sold such expired Purchase Rights.

     12. Fractional Shares. In no event shall any fractional share of Common Stock be issued upon any exercise of this Warrant. If, upon exercise of this Warrant as an entirety, the

Holder would, except as provided in this Section 12, be entitled to receive a fractional share of Common Stock, then the Company shall issue the next higher number of full shares of Common Stock, issuing a full share with respect to such fractional share.

      13.   Notices of Record Date, Etc.

            (a) Whenever the Purchase Price or number of shares purchasable hereunder shall be adjusted, the Company shall issue a certificate signed by its Chief Financial Officer setting forth, in reasonable detail, the event requiring the adjustment, the amount of the adjustment, the method by which such adjustment was calculated, and the Purchase Price and number of shares purchasable hereunder after giving effect to such adjustment, and shall cause a copy of such certificate to be mailed (by first class mail, postage prepaid) to the Holder of this Warrant.

            (b) In the event of: (1) any taking by the Company of a record of the holders of any class of securities for the purpose of determining the holders thereof who are entitled to receive any dividend or other distribution, or any right to subscribe for, purchase or otherwise acquire any shares of stock of any class or any other securities or property, or to receive any other right; (2) any reclassification or recapitalization of the capital stock of the Company, capital reorganization of the Company, consolidation or merger involving the Company, or sale or conveyance of all or substantially all of its assets; (3) any voluntary or involuntary dissolution, liquidation or winding-up of the Company; or (4) any proposed issue or grant by the Company of any shares of stock of any class or any other securities, or any right or option to subscribe for, purchase or otherwise acquire any shares of stock of any class or any other securities, then and in each such event the Company will mail or cause to be mailed to the Holder a notice specifying (A) the date on which any such record is to be taken for the purpose of such dividend, distribution or right, and stating the amount and character of such dividend, distribution or right, or (B) the date on which any such reclassification, reorganization, consolidation, merger, sale or conveyance, dissolution, liquidation or winding-up is to take place, and the time, if any is to be fixed, as of which the holders of record shall be entitled to exchange their shares for securities or other property deliverable upon such reorganization, reclassification, recapitalization, transfer, consolidation, merger, dissolution, liquidation or winding up, and
(C) the amount and character of any stock or other securities, or rights or options with respect thereto, proposed to be issued or granted, the date of the proposed issue or grant and the person or class of persons to whom such proposed issue or grant is to be offered or made. Such notice shall be mailed at least 20 days prior to the date specified in such notice on which any such action is to be taken.

      14. Amendment. The terms of this Warrant may be amended, modified or waived only with the written consent of the Company and the Holder hereof.

      15.   Warrant Register; Transfers, Etc.

            (a) The Company will maintain a register containing the names and addresses of the registered holder or holders of the Warrant. The Holder may change its address as shown on the warrant register by written notice to the Company requesting such change.

     Any notice or written communication required or permitted to be given to the Holder may be given by certified mail or delivered to the Holder at its address as shown on the warrant register.

             (b) Subject to compliance with applicable federal and state securities laws, Holder may transfer all or part of this Warrant at any time without notice to the Company. Upon any such transfer, the transferee shall be deemed to be a "Holder" for the purposes of this Warrant. Upon surrender of this Warrant to the Company, together with the assignment hereof properly endorsed, for transfer of this Warrant as an entirety by the Holder, the Company shall issue a new warrant of the same denomination to the assignee. Upon surrender of this Warrant to the Company, together with the assignment hereof properly endorsed, by the Holder for transfer with respect to a portion of the shares of Common Stock purchasable hereunder, the Company shall issue a new warrant to the assignee, in such denomination as shall be requested by the Holder hereof, and shall issue to such Holder a new warrant covering the number of shares in respect of which this Warrant shall not have been transferred.

             (c) In case this Warrant shall be mutilated, lost, stolen or destroyed, the Company shall issue a new warrant of like tenor and denomination and deliver the same (i) in exchange and substitution for and upon surrender and cancellation of any mutilated Warrant, or (ii) in lieu of any Warrant lost, stolen or destroyed, upon receipt of evidence reasonably satisfactory to the Company of the loss, theft or destruction of such Warrant (including a reasonably detailed affidavit with respect to the circumstances of any loss, theft or destruction) and of indemnity reasonably satisfactory to the Company.

     16. No Impairment. The Company will not, by amendment of its Articles of Incorporation, as amended, or through any reclassification, capital reorganization, consolidation, merger, sale or conveyance of assets, dissolution, liquidation, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms of this Warrant, but will at all times in good faith assist in the carrying out of all such terms and in the taking of all such action as may be necessary or appropriate in order to protect the rights of the Holder. Without limiting the generality of the foregoing, the Company (a) subject to Section 8 of this Warrant, will take all such action as may be necessary or appropriate in order that the Company may validly and legally issue fully paid and nonassessable shares of stock on the exercise of all Warrants from time to time outstanding, and (b) will not transfer all or substantially all of its properties and assets to any other person or permit any such person to consolidate with or merge into the Company (if the Company is not the surviving person), unless such other person shall expressly assume in writing and become bound by all the terms of the Warrants. The Company stipulates that the remedies at law of the holder of this Warrant in the event of default or threatened default by the Company in the performance or compliance with any of the terms of this Warrant are not and will not be adequate, and that such terms may be specifically enforced by a decree for the specific performance of any agreement contained herein or by an injunction against a violation of any of the terms hereof or otherwise.

     17. Holder's Representations and Warranties. By acceptance of this Warrant, Holder represents and warrants to the Company as follows:

          (a) This Warrant and the shares of Common Stock to be issued upon exercise hereof or conversion thereof are being acquired for Holder's own account, for investment and not with a view to, or for resale in connection with, any distribution or public offering thereof within the meaning of the Act, and the Holder has no present intention of engaging in any public distribution thereof pursuant to a registration or exemption.

          (b) Holder understands that the Warrant and the shares of Common Stock to be issued upon exercise hereof or conversion thereof have not been registered under the Act by reason of their issuance in a transaction exempt from the registration and prospectus delivery requirements of the Act pursuant to Section 4(2) thereof, and that they must be held by Holder indefinitely, and the Holder must therefore bear the economic risk of such investment indefinitely, unless a subsequent disposition thereof is registered under the Act or is exempted from such registration. The Holder further understands that the Shares have not been qualified under the securities laws of any state ("State Law") by reason of their issuance in a transaction exempt under State Law, which exemption depends upon, among other things, the bona fide nature of the Holder's investment intent expressed above.

          (c) The Holder has such knowledge and experience in financial and business matters that it is capable of evaluating the merits and risks of the purchase of this Warrant and the shares of Common Stock purchasable pursuant to the terms of this Warrant and of protecting its interests in connection therewith.

          (d) The Holder is able to bear the economic risk of the purchase of the shares of Common Stock pursuant to the terms of this Warrant.

     18. Governing Law. The provisions and terms of this Warrant shall be governed by and construed in accordance with the internal laws of the Commonwealth of Virginia.

     19. Successors and Assigns. This Warrant shall be binding upon the Company's successors and assigns and shall inure to the benefit of the Holder's successors, legal representatives and permitted assigns.

     20. Business Days. If the last or appointed day for the taking of any action required or the expiration of any right granted herein shall be a Saturday or Sunday or a legal holiday in Washington, D.C., then such action may be taken or right may be exercised on the next succeeding day which is not a Saturday or Sunday or such a legal holiday.

     21. Notices. All notices required to be delivered by the Company to Holder shall be made as follows:

       If to the Company:   Precision Auto Care, Inc.
                            P.O. Box 5000
                            Leesburg, Virginia 20177

       If to Holder:        Desarollo Integrado, S.A de C.V.
                            Col. Santa Maria
                            Monterrey, N.L. CP 64650
                            Attn: Mauricio Zambrano

       With a copy to:      Avenir Corporation
                            1725 K Street, N.W., Suite 410
                            Washington, DC 20006
                            Attn: Peter C. Keefe


Dated: October __, 2002


                                         PRECISION AUTO CARE, INC.

                                         By:____________________________________
                                            Name:  Louis M. Brown, Jr.,
                                            Title: President and Chief Executive
                                                   Officer

                             [FORM OF SUBSCRIPTION]

                   (TO BE SIGNED ONLY ON EXERCISE OF WARRANT)

To: Precision Auto Care, Inc.                  Date:__________________________

        The undersigned hereby irrevocable elects to exercise this Warrant for, and to purchase and subscribe for, _____________ shares of Common Stock of Precision Auto Care, Inc. covered by this Warrant. The undersigned herewith makes payment of $_________ thereof. The certificate(s) for such shares shall be issued in the name of the undersigned or as otherwise indicated below:


                                    ____________________________________________
                                    Signature (must conform to name of Holder as specified on the face of the Warrant)

                                    ____________________________________________
                                    Name for Registration

                                    ____________________________________________
                                    Mailing Address


                                    Fed Tax ID #________________________________

                             [FORM OF ASSIGNMENT]

                   (TO BE SIGNED ONLY ON TRANSFER OF WARRANT)


     For value received the undersigned hereby sells,

     assigns and transfers unto

________________________________________________________________________________

________________________________________________________________________________
     Please print or typewrite name and address of Assignee and include Fed Tax ID # of Assignee

________________________________________________________________________________

     the within Warrant, and does hereby irrevocably constitute and appoint _______________________ its attorney to transfer the within Warrant on the books of the within named Company with full power of substitution on the premises.

Dated:__________________

                                    ____________________________________________
                                    Signature (must conform to name of holder as specified on the face of the Warrant)

     Signed in the Presence of: